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                                                                    EXHIBIT 21.1

                            WHOLLY-OWNED SUBSIDIARIES


         VoiceStream PCS Holding LLC                        Delaware

         VoiceStream PCS I LLC                              Delaware

         VoiceStream PCS I License LLC                      Delaware

         VoiceStream PCS II Corporation                     Delaware

         VoiceStream PCS II License Corporation             Delaware

         VoiceStream PCS III Corporation                    Delaware

         VoiceStream PCS III License Corporation            Delaware

         PCS Wireless Systems Purchasing Corporation        Delaware

         VoiceStream PCS BTA Corporation                    Delaware

         VoiceStream PCS I Iowa Corporation                 Delaware

         VoiceStream PCS BTA License Corporation            Delaware

         VoiceStream PCS BTA I Corporation                  Delaware

         VoiceStream PCS BTA Development Corporation        Delaware

         VoiceStream SMR Corporation                        Delaware

         VoiceStream PCS LMDS Corporation                   Delaware